EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Ault Incorporated on Form S-8 relating to the 1996 Stock Plan of our report dated July 24, 2000, appearing in the Annual Report on Form 10-K of Ault Incorporated for the year ended May 28, 2000.


                                                       /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
December 7, 2000